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                                                                    EXHIBIT 99.2

                          PROXY FOR 2003 ANNUAL MEETING

                        THE FIRST NATIONAL BANK OF CANTON

                  PLEASE COMPLETE, SIGN AND RETURN IMMEDIATELY

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder does hereby appoint Scott Rogers, Robert Storch and Thad Woodward or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all Common Stock of the Bank at the 2003 Annual Meeting of Shareholders to be held on May 1, 2003, or at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. To reorganize the Bank into a Holding Company structure as described in the Proxy Statement.

          [ ] FOR                      [ ] AGAINST                [ ] ABSTAIN

     2.   To fix the number of Directors of the Bank at eight.

          [ ] FOR                      [ ] AGAINST                [ ] ABSTAIN

     3. To elect the three nominees named in the 2003 Annual Meeting Proxy Statement to three-year terms.

          [ ] FOR                      [ ] AGAINST                [ ] ABSTAIN

     4.   To adjourn the meeting if necessary as set forth in the Proxy
          Statement.

          [ ] FOR                      [ ] AGAINST                [ ] ABSTAIN

     5. To vote on any other business that may properly be brought before the meeting or any adjournment thereof. Management at present knows of no other business to be presented at the meeting.

          [ ] AUTHORITY GIVEN          [ ] AUTHORITY WITHHELD

ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.

If no choice is specified, this Proxy will be voted "FOR" each of the first three propositions listed above. If any other business is presented at the meeting, this Proxy will be voted in accordance with the recommendations of management unless authority to vote is withheld. This Proxy is solicited on behalf of management and may be revoked prior to its exercise.


Dated: _____________, 2003              __________________________________(L.S.)

                                        __________________________________(L.S.)

                                        __________________________________(L.S.)